Exhibit 99.1

Byline Bancorp, Inc. Names Sean H. McGuire Chief Commercial Banking Officer and Scott E. Hawthorne Chief Credit Officer as Part of Ongoing Succession Planning

Brogan Ptacin, EVP– Head of Commercial Banking, and Mark Fucinato, EVP – Chief Credit Officer, to Retire After a Combined 25 Years of Service

Chicago, IL, October 8, 2026 – Byline Bancorp, Inc. (“Byline” or the “Company”) (NYSE: BY), the parent company of Byline Bank (“Byline Bank”), today announced three executive leadership appointments made as part of the Bank's ongoing succession planning process. Sean H. McGuire has been named Executive Vice President and Chief Commercial Banking Officer, Scott E. Hawthorne has been named Executive Vice President and Chief Credit Officer, and Darrin Bacon has been named Executive Vice President and Head of Commercial Banking, all effective January 1, 2027. The appointments coincide with the planned retirements of Brogan Ptacin, Executive Vice President and Head of Commercial Banking, and Mark Fucinato, Executive Vice President and Chief Credit Officer, effective December 31, 2026, after a combined 25 years of service to the Bank.

Commercial Banking Leadership Transition

As part of the Bank's succession planning process, Sean H. McGuire, currently Senior Vice President - Commercial Banking Group Head, has been appointed Executive Vice President and Chief Commercial Banking Officer, effective January 1, 2027. The Chief Commercial Banking Officer role is a newly created position carrying an expanded mandate across the Bank’s commercial banking platform.

With this change, Darrin Bacon, currently Senior Vice President - Commercial Banking Group Head, has been appointed to Executive Vice President, Head of Commercial Banking, succeeding Brogan Ptacin. Darrin joined Byline as part of its acquisition of First Bank & Trust in 2018 and has served in his current role since 2019. He will report to Sean H. McGuire, Chief Commercial Banking Officer, effective January 1, 2027.

Sean H. McGuire currently serves as Senior Vice President – Commercial Banking Group Head. He has more than 35 years of commercial banking experience and has held senior leadership positions responsible for commercial lending, relationship management, treasury management, and client development. In his new role, Mr. McGuire will lead an expanded commercial banking organization with broader scope than his previous role. He will join the Bank's executive leadership team and will report to Alberto Paracchini, President and Chief Executive Officer.

Alberto J. Paracchini, President and Chief Executive Officer of Byline Bank, stated, “We are pleased to appoint Sean H. McGuire as our Chief Commercial Banking Officer and Darrin Bacon as Head of Commercial Banking. Their extensive experience, deep commercial banking expertise, and proven leadership make them exceptionally well-positioned to lead our commercial banking organization and continue delivering outstanding results for our customers, employees, and shareholders. At the same time, Brogan Ptacin has been instrumental in building one of the strongest commercial banking franchises in our market. His leadership, client focus, and commitment to our employees have contributed meaningfully to Byline’s growth and success. On behalf of our executive leadership team, I thank him for his many contributions and wish him the very best in retirement.”

Brogan Ptacin joined Byline as part of its acquisition of First Bank & Trust in 2018 and has served as Head of Commercial Banking since 2019. During his tenure, he helped expand the Bank's commercial banking business, deepen customer relationships, and strengthen the Bank’s position as a leading commercial bank throughout the Chicago metropolitan area. In this role, Mr. Ptacin has overseen the Bank's C&I lending units, Leasing business, and Wealth Management.

Following Mr. Ptacin’s retirement, he will remain with the Bank in a non-executive, part-time, advisory capacity to support an orderly transition as the Bank's commercial banking leadership structure evolves.

“It has been an honor to serve Byline and work alongside such talented colleagues,” said Brogan Ptacin. “I am incredibly proud of what we have accomplished together and I’m confident in the continued strength of Byline’s commercial banking business going forward.”

Credit Risk Leadership Transition

As part of the Bank's succession planning process, Scott Hawthorne, currently Senior Vice President – Deputy Chief Credit Officer, has been appointed Executive Vice President and Chief Credit Officer, effective January 1, 2027.

Scott Hawthorne has served as Deputy Chief Credit Officer since August 2026 and joined Byline as a Senior Credit Officer in 2023. He has more than 20 years of banking and credit experience, having worked with many of the commercial bankers at Byline during that time. In the role of Chief Credit Officer, he will oversee credit administration, credit underwriting, portfolio risk management, special assets, and related credit functions across the organization. He will report to Alberto Paracchini, President and Chief Executive Officer.

“We are pleased to appoint Scott Hawthorne as our next Chief Credit Officer,” said Mr. Paracchini. “He brings extensive experience in commercial banking, credit administration, and risk management, and has been instrumental in helping shape our credit strategy. At the same time, on behalf of the executive leadership team, I want to thank Mark Fucinato for his outstanding leadership, sound judgment, and commitment to maintaining a strong credit culture. Under his leadership, Byline successfully navigated challenging economic cycles while maintaining prudent risk management practices and supporting the growth of our customers and communities.”

Mark Fucinato joined Byline in 2019 and has served as Chief Credit Officer since 2020. During his tenure, he played a key role in strengthening the Bank's credit infrastructure, portfolio management processes, and risk governance framework.

Following Mr. Fucinato’s retirement, he will remain with the Bank in a non-executive, part-time, advisory capacity and will work closely with Mr. Hawthorne to ensure a seamless transfer of responsibilities.

“It has been a privilege to serve Byline and work alongside such an exceptional team,” said Mark Fucinato. “I am proud of the strong credit culture, disciplined risk framework, and talented credit professionals we have built over the years. I have every confidence that Scott and the team will continue to build on that foundation while supporting Byline's long-term growth and success.”

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., stated, “These planned retirements reflect the strength of our succession planning process. We have known for some time that these leadership transitions were approaching and have worked closely with both executives to ensure an orderly transition in each of their areas. On behalf of the Board of Directors, we are grateful for their significant contributions and are confident that Byline's commercial banking and credit leadership are exceptionally well prepared to continue building on that success and advancing our strategic priorities.”

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.9 billion in assets and operates 44 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

###

Contact For Byline Bancorp, Inc.:

Investors / Media:

Brooks O. Rennie

Head of Investor Relations

(312) 660-5805

brennie@bylinebank.com